Exhibit 99.1

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: (858) 794-1441

Facsimile: (858) 794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for California Plaintiffs

(Additional Counsel appear on signature page.)

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CITY AND COUNTY OF SAN FRANCISCO

IN RE DIAMOND FOODS, INC. SHAREHOLDER DERIVATIVE LITIGATION, This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Lead Case No. CGC-11-515895 (Consolidated with Case Nos. CGC-11- 516073 and CGC-11-516933) STIPULATION AND AGREEMENT OF SETTLEMENT

STIPULATION AND AGREEMENT OF SETTLEMENT

Subject to the approval of this Court (the “California Court”), this Stipulation and Agreement of Settlement (the “Stipulation”), dated May 29, 2013, is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (i) plaintiffs to the above-captioned consolidated shareholder derivative action (the “California Derivative Action”), Scott Dean (“Dean”), Trung Nguyen (“Nguyen”), and United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund (“United Food”) (collectively, the “California Plaintiffs”), on behalf of themselves and derivatively on behalf of Diamond Foods, Inc. (“Diamond Foods” or “the Company”); (ii) Astor BK Realty Trust (“Astor”) and Beaver County Retirement Fund (“BCRF”) (collectively, the “Section 220 Plaintiffs”), who are the plaintiffs in an action pending in the Delaware Court of Chancery (the “Delaware Court”) pursuant to 8 Del. C. § 220 (“Section 220”) captioned Astor BK Realty Trust v. Diamond Foods, Inc., C.A. No. 7272 (Del. Ch.) (the “Delaware 220 Action”) and who have also jointly issued a shareholder litigation demand under Delaware law to the Company’s Board of Directors (the “Board”), on behalf of themselves and derivatively on behalf of Diamond Foods; (iii) Diamond Foods shareholder Thomas Schedler (“Schedler”), who has issued a shareholder litigation demand under Delaware law to the Board,1 on behalf of himself and derivatively on behalf of Diamond Foods; (iv) nominal defendant Diamond Foods; and (v) Laurence M. Baer, Edward A. Blechschmidt, John J. Gilbert, Robert M. Lea, Michael J. Mendes, Steven M. Neil, Glen C. Warren, Richard G. Wolford, Robert J. Zollars, and Dennis Mussell, all of whom are current or former members of the Board and/or senior officers of Diamond Foods, and named defendants in the California Derivative Action (collectively the “Individual Defendants” and, together with Diamond Foods, “Defendants”). This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

[1]	The California Plaintiffs, the Section 220 Plaintiffs, and Schedler are collectively referred to herein as the “Settling Shareholders.”

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I.	INTRODUCTION

A.	Factual Background

Diamond Foods is a Delaware corporation headquartered in San Francisco, California. According to its public filings, Diamond Foods engages in the processing, marketing, and distribution of snack products. Historically, prior to its expansion into other snack food products, the Company’s core business was purchasing and selling walnuts.

On November 1, 2011, Diamond Foods disclosed that the Chairman of the Company’s Audit Committee (the “Audit Committee”) had received an “external communication regarding Diamond Foods’ accounting for certain crop payments to walnut growers.” Diamond Foods further disclosed that in response to this communication, the Audit Committee initiated an internal investigation into the matter.2 The Audit Committee thereafter retained Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and KPMG LLP (“KPMG”) as independent legal counsel and forensic accountants, respectively, to assist it in its investigation.

On February 8, 2012, the Audit Committee announced that it had substantially completed its investigation regarding the Company’s accounting for certain crop payments to walnut growers, and had concluded that the Company’s financial results for fiscal years 2010 and 2011 would require restatement. Specifically, the Audit Committee determined that: (i) a “continuity payment” made to walnut growers in August 2010 of approximately $20 million and (ii) a “momentum payment” to walnut growers in September 2011 of approximately $60 million had not been accounted for in the correct periods. The Audit Committee also disclosed that it had identified “material weaknesses” in the Company’s internal controls.

On February 8, 2012, the Board also announced that it had determined to take “a number of corrective actions,” including the appointment of a new Chief Executive Officer (“CEO”) and Chief

[2]	As of November 1, 2011, the Audit Committee was comprised of three independent outside directors (all of whom were reported by Diamond Foods to be independent) – Chair Edward Blechschmidt, who was a designated “accounting expert”; Richard Wolford, a former CEO of Del Monte Foods and who joined Diamond Foods’ Board in May 2011; and Joseph Silveira, who owned and operated a farm management company. Because Mr. Silveira’s company had business relationships with members of the walnut grower community who, as Diamond Foods growers, received the payments under investigation, Mr. Silveira recused himself from the investigation and ultimately was replaced on the Audit Committee by the Board’s lead independent director, Robert Zollars.

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Financial Officer (“CFO”). Defendants Michael J. Mendes (“Mendes”) and Steven M. Neil (“Neil”), who until then had served as the Company’s CEO and CFO, respectively, were placed on administrative leave from the Company and subsequently resigned from the Board. Mr. Zollars was appointed to serve as Chairman of the Board and Mr. Wolford was appointed as the Company’s interim CEO, and the Company launched a search for a long-term CEO with experience in the food industry.3 The Board also immediately hired an interim CFO, Michael Murphy. Under the direction of the Company’s new senior management, the Company undertook a number of additional remedial measures, including changes to the Company’s accounting policies and internal financial controls. Among other measures, Diamond Foods has publicly reported that the Company’s new management established additional policies, procedures and controls relating to walnut pricing, including with respect to establishing estimates during interim reporting periods, made changes to the Company’s grower relations and grower accounting functions, and established a grower advisory board. See Diamond Foods’ Form 10-K/A filed with the SEC on November 14, 2012.

B.	Procedural Background

1.	The California Derivative Action

Following the Company’s November 1, 2011 disclosures, on November 14, 2011, plaintiff Dean initiated the California Derivative Action on behalf of Diamond Foods by filing a shareholder derivative complaint in the California Court, alleging claims for, inter alia, breach of fiduciary duty and unjust enrichment under Delaware law. Plaintiff Nguyen filed a substantially similar shareholder derivative complaint on behalf of Diamond Foods in the California Court on November 22, 2011, and plaintiff United Foods also filed a substantially similar shareholder derivative complaint on behalf of Diamond Foods in the California Court on December 29, 2011. On January 17, 2012, the California Court entered an order consolidating the three derivative cases filed by the California Plaintiffs, thus forming the California Derivative Action. In addition, the California Court appointed The Weiser Law Firm, P.C. and Schubert Jonckheer & Kolbe LLP as Co-Lead Counsel (“Co-Lead Counsel”) for the California Plaintiffs in the California Derivative Action.

[3]	On May 7, 2012, Diamond Foods announced that it had hired Brian Driscoll, a senior executive with 30 years’ experience with Hostess Brands, Kraft, Nabisco, Nestle, and Proctor & Gamble, as its new CEO.

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On February 13, 2012, Co-Lead Counsel in the California Derivative Action sent a letter to counsel for the Company demanding that assets held by defendants Mendes and Neil be frozen, or alternatively, seeking entry of clawback agreements regarding the compensation to each (the “Clawback Demand”). The Clawback Demand was ultimately discussed and resolved as part of the settlement negotiations described herein.

On February 16, 2012, the California Plaintiffs filed a consolidated shareholder derivative complaint (the “Consolidated Complaint”) on behalf of Diamond Foods against the Individual Defendants and Deloitte & Touche LLP (“Deloitte”).4 In the Consolidated Complaint, the California Plaintiffs asserted claims against: (i) the Individual Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement, and (ii) Deloitte for professional negligence and breach of contract.

In response to formal document requests served in February 2012 by the California Plaintiffs, Diamond Foods produced in excess of 1,400 pages of internal, non-public documents (the “Documents”) to the California Plaintiffs pursuant to a confidentiality agreement between the parties to the California Derivative Action.

On May 8, 2012, counsel for the California Plaintiffs met with counsel representing Diamond Foods (Fenwick & West LLP) and the Audit Committee (Gibson Dunn) to review the documents previously provided and receive a briefing regarding the Audit Committee’s investigation and conclusions. On August 20, 2012, the Company and the Individual Defendants collectively filed six (6) separate demurrers (collectively, the “Demurrers”) to the Consolidated Complaint, on both demand futility grounds and for failure to allege facts sufficient to constitute a cause of action. On September 20, 2012, the California Plaintiffs filed oppositions to the Demurrers. On October 23, 2012, a hearing was held in the California Court in connection with the Demurrers, during which the California Court sustained the Demurrers and granted the California Plaintiffs leave to file an amended pleading.

[4]	Deloitte, the Company’s outside auditor, is not a party to this Stipulation. This Stipulation does not, and is not intended to, settle or resolve any claims which have been raised or could be raised against Deloitte.

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2.	The Section 220 Demands and Shareholder Litigation Demands

On November 16, 2011 Astor, represented by Wolf Haldenstein Adler Freeman & Herz LLP (“Wolf Haldenstein”) and Levi Korsinsky LLP (“Levi Korsinsky”), made a demand pursuant to 8 Del. C. §220 to inspect certain of Diamond Foods’ books and records (the “Section 220 Demand”) concerning potential breaches of fiduciary duty by the Company and/or its Board in connection with the payments to walnut growers described above. The Section 220 Demand sought various categories of documents relating to the Company’s accounting practices, oversight procedures and payments to walnut growers from November 2010 to present.

On January 13, 2012, Schedler, represented by Kessler Topaz Meltzer & Check, LLP (“Kessler Topaz”), issued a shareholder litigation demand on the Board of Diamond Foods pursuant to Del. Ch. Ct. R. 23.1. The demand contended that certain officers and directors of the Company breached their fiduciary duties by, inter alia: (1) knowingly causing or allowing the Company improperly to make, account for, and report the purported “momentum payments” to walnut growers in September 2011 to avoid recognizing the payment in Diamond Foods’ 2010 financial statements; (2) abdicating their responsibility to make a good faith effort to oversee the Company’s operations, internal controls, and accounting and financial reporting practices; and (3) knowingly disseminating false and misleading information regarding Diamond Foods’ financial condition. The litigation demand requested that the Board take action against each of the officers and directors identified therein to recover the damages described therein for the benefit of the Company and to correct the deficiencies in the Company’s internal controls that allowed the alleged misconduct to occur.

On February 10, 2012, after extensive negotiations and pursuant to a Confidentiality Agreement executed on January 26, 2012, the Company produced documents to Astor consisting of certain Board and Audit Committee minutes and various agreements.

On February 22, 2012, after the Audit Committee had substantially completed its investigation, Astor filed a complaint pursuant to 8 Del. C. §220 to Compel Inspection of Books and Records (the “Section 220 Action”). Also on February 22, 2012, BCRF, represented by Cohen Placitella & Roth, P.C. (“Cohen Placitella”), made a separate Section 220 demand, coordinating all efforts thereafter with Astor and effectively becoming a plaintiff in the Section 220 Action.

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On March 2, 2012, Gibson Dunn, on behalf of the Audit Committee, responded to Schedler’s litigation demand and met with counsel for Schedler on March 8, 2012 to discuss the status of the investigation.

On March 20, 2012, the Company produced over 500 pages of additional documents in response to the Section 220 Action. In a letter dated April 3, 2012, Astor and BCRF issued a litigation demand to the Board pursuant to Del Ch. Ct. R. 23.1, demanding that the Company immediately initiate legal action against those who participated in the allegedly improper accounting practices. The April 3 letter specifically identified the individuals who they felt should be held accountable, the specific claims that Astor/BCRF believed should be brought, and the remedial actions that they believed should be instituted to prevent any repetition of the events that had damaged the Company.

On April 24, 2012, Gibson Dunn, on behalf of the Audit Committee, responded to the letter and later met with counsel for Astor and BCRF on May 16, 2012 to discuss the status of the investigation.

After Diamond Foods’ restated financials were released on November 14, 2012, Astor/BCRF’S Counsel met with Gibson Dunn in New York on December 13, 2012 to discuss the litigation demand and the status of various related proceedings. In addition, in December 2012, counsel for Astor and BCRF, and Schedler were provided with the Company’s proposed remedial and governance reforms and were invited by Gibson Dunn to attend an upcoming January 2013 mediation in an attempt to achieve a global resolution of the derivative claims.

3.	Other Derivative Litigation

On November 28, 2011 and December 19, 2011, shareholder derivative complaints substantially similar to those that had already been filed in the California Derivative Action were filed by two purported Company stockholders, the Board of Trustees of City of Hialeah Employees’ Retirement System (“Hialeah”) and Dave Lucia (“Lucia”), respectively, in the U.S. District Court for the Northern District of California (the “Federal Court”). These cases were subsequently consolidated under the caption In re Diamond Foods, Inc. Deriv. Litig., Case No. 11-CV-5692 (WHA) (N.D. Cal.) (the “Federal Derivative Action”). The Federal Derivative Action was dismissed by the Federal Court for lack of subject matter jurisdiction on May 29, 2012. Thereafter, Lucia filed an appeal with the U.S. Court of Appeals for the Ninth Circuit, captioned Lucia v. Mendes, et al., Appeal No. 12-16299 (9th

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Cir.) (the “Appeal,” and together with the Federal Derivative Action, the “Federal Derivative Litigation”). The Appeal remains pending.

After the Federal Derivative Action was dismissed, on June 27, 2012, Hialeah and Lucia each filed shareholder derivative complaints on behalf of Diamond Foods in the Delaware Court. These cases were subsequently consolidated under the caption In re Diamond Foods, Inc. Deriv. Litig., Case No. 7657-CS (Del. Ch.) (the “Delaware Derivative Action”). On March 7, 2013, the Delaware Court dismissed the Delaware Derivative Action with prejudice.5

4.	Settlement Negotiations

Counsel for the Settling Parties engaged in extensive efforts to resolve this matter, with counsel for Astor, BCRF and Schedler, on the one hand, and counsel in the California Derivative Action, on the other hand, negotiating separately.

In June 2012, as part of resolving the TRO Notice and Clawback Demand, Lead Counsel for the California Plaintiffs and the Company first began discussing a possible resolution to the California Derivative Action. Based on those discussions, on June 29, 2012, counsel for the California Plaintiffs submitted a confidential formal settlement demand (the “Settlement Demand”) to counsel for nominal defendant Diamond Foods.

On September 24, 2012, while the Demurrers were pending and had been substantially briefed, the parties to the California Derivative Action participated in an in-person mediation (the “September 24 Mediation”) in San Francisco with an experienced mediator, the Hon. Edward A. Infante (“Judge Infante” or the “Mediator”). Although no agreement was reached during the September 24 Mediation, progress was made, and Judge Infante continued a dialogue with the respective parties to the California Derivative Action regarding settlement following the September 24 Mediation. In addition, Co-Lead Counsel, Diamond Foods, and the Individual Defendants continued to discuss settlement and certain corporate governance terms following the September 24 Mediation.

[5]	Hialeah and Lucia are not parties to this Stipulation. The claims they asserted in both the Federal Derivative Litigation and the Delaware Derivative Action are based on allegations that are substantively identical to those asserted by the Settling Shareholders in the California Derivative Action, the Delaware 220 Action, and litigation demands issued pursuant to Del. Ch. Ct. R. 23.1.

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In light of the Company’s ongoing restatement efforts, and at the request of counsel for the Audit Committee, counsel for Schedler and counsel for the 220 Plaintiffs agreed they would commence formal settlement discussions once the restatement was completed. Throughout 2012, Schedler’s Counsel, however, participated in numerous telephonic conferences with counsel for the Audit Committee to discuss the progress of the restatement, the Company’s efforts to remediate issues discovered during the investigation, and related matters, including the Company’s efforts to claw back certain incentive compensation from defendants Mendes and Neil. On November 20, 2012, following a series of discussions and based on the last settlement proposal exchanged at the September 24 Mediation, Co-Lead Counsel and counsel for the Company agreed upon a framework for certain financial relief that would be provided to Diamond Foods as part of a settlement of the California Derivative Action, conditional upon an agreement on several other items, including appropriate corporate governance reforms. In that regard, on November 20, 2012, Co-Lead Counsel communicated acceptance of millions of dollars in financial relief to the Company from defendant Mendes (the “Mendes Clawback”) that had been negotiated by the Audit Committee and its counsel, and as discussed with counsel for each of the Settling Shareholders, and approximately $5 million in cash to be paid to the Company by the Company’s insurance carriers.

On January 9, 2013, a second-in-person mediation (the “January 9 Mediation”) took place with Judge Infante in San Francisco, at which counsel for the Section 220 Plaintiffs and Schedler attended at the request of counsel for the Audit Committee, in an attempt to reach a “global resolution” of the Shareholder Derivative Litigation. With the substantial assistance of the Mediator, the Settling Parties ultimately agreed upon the basic parameters of a global resolution of the Shareholder Derivative Litigation at the conclusion of the January 9 Mediation, which included the significant financial benefits to be received by the Company as part of a settlement as more fully set forth herein.

Over the next several weeks, counsel for the Settling Parties engaged in extensive discussions regarding the details of certain settlement terms and ultimately came to agreement on all substantive terms for the global resolution of the Shareholder Derivative Litigation.

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On March 7, 2013, a third in-person mediation with Judge Infante was held in San Francisco (the “March 7 Mediation”).6 With substantial assistance of the Mediator, counsel for the Settling Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses the Company would pay the Settling Shareholders’ Counsel (as defined herein) in light of the substantial benefits which had been or will be conferred upon the Company as a result of the settlement of the Shareholder Derivative Litigation.

II.	SETTLING SHAREHOLDERS’ COUNSEL’S INVESTIGATION AND RESEARCH, SETTLING SHAREHOLDERS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Each of the Settling Shareholders’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the respective components to the Shareholder Derivative Litigation to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing in excess of 1,400 pages of internal documents produced by Diamond Foods; (3) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Shareholder Derivative Litigation and the potential defenses thereto; (4) researching corporate governance issues; (5) discussions with counsel for the Audit Committee concerning the Audit Committee’s investigation, conclusions, and remedial measures; (6) preparing settlement demands; and (7) engaging in settlement discussions with counsel for the Defendants.

In addition, Co-Lead Counsel in the California Derivative Action: (1) retained private investigators who eventually conducted more than thirty (30) interviews with former Diamond Foods employees; (2) issued the TRO Notice and Clawback Demand, as set forth above; (3) issued formal discovery requests to Defendants; (4) drafted and filed the initial complaints in the California Derivative Action, as well as the comprehensive and detailed ninety-nine (99) page Complaint, which was based in material part on the accounts of former Diamond Foods employees obtained through an extensive, proprietary non-public investigation; (5) discussed with counsel representing the Audit Committee the documents previously provided and the scope of the Audit Committee’s investigation; (6) drafted and

[6]	The September 24 Mediation, January 9 Mediation, and March 7 Mediation are collectively referred to herein as the “Mediations.”

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filed responses to the Demurrers in the California Derivative Action; (7) presented oral argument at a hearing on the Demurrers; and (8) drafted and submitted detailed memoranda in connection with the Mediations, which Co-Lead Counsel had worked with the Company’s counsel to organize.

Counsel for the Section 220 Plaintiffs initially drafted demands pursuant to Section 220 and drafted and filed a complaint initiating the Delaware 220 Action. Moreover, counsel for the Section 220 Plaintiffs and counsel for Schedler: (1) drafted detailed litigation demands to the Board; (2) obtained and reviewed confidential documents from the Company; (3) received numerous presentations regarding the Audit Committee’s investigation from its independent counsel; and (4) met with counsel for the Audit Committee on numerous occasions to discuss the Audit Committee’s investigation and findings.

Settling Shareholders’ Counsel believe that the claims asserted in the Shareholder Derivative Litigation have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), the Settling Shareholders have concluded that it is desirable that the Shareholder Derivative Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Shareholders and Settling Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Shareholder Derivative Litigation against the Individual Defendants through trial(s) and through possible appeal(s). Settling Shareholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Shareholder Derivative Litigation, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, the Settling Shareholders and Settling Shareholders’ Counsel have determined that the Settlement is in the best interests of the Settling Shareholders, Diamond Foods, and Current Diamond Foods Stockholders (as defined herein), and have agreed to settle the Shareholder Derivative Litigation upon the terms and subject to the conditions set forth herein.

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III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Diamond Foods, or any wrongdoing whatsoever. Without admitting the validity of any of the claims the Settling Shareholders have asserted in the Shareholder Derivative Litigation, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. Further, Diamond Foods and the current Board acknowledge that the Settlement is fair, reasonable, adequate and in the best interests of Diamond Foods and Current Diamond Foods Stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of the Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

The Settling Shareholders (on behalf of themselves and derivatively on behalf of Diamond Foods), the Individual Defendants, and nominal defendant Diamond Foods, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the California Court, the Shareholder Derivative Litigation and the Released Claims shall be finally and fully compromised, settled, and released, and the California Derivative Action and Delaware 220 Action shall be dismissed with prejudice, as to all Settling Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Audit Committee” means the Audit Committee of the Board of Directors of Diamond Foods.

1.2 “Audit Committee Counsel” means Gibson Dunn & Crutcher LLP.

1.3 “Board” means the Diamond Foods Board of Directors.

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1.4 “California Court” refers to the Superior Court of California, City and County of San Francisco.

1.5 “California Derivative Action” refers to the above-captioned consolidated shareholder derivative action.

1.6 “Current Diamond Foods Stockholders” means, for purposes of this Stipulation, any Persons (defined below) who owned Diamond Foods common stock as of the date of this Stipulation and who continue to hold their Diamond Foods common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of Diamond Foods, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.7 “Defendants” means collectively, the Individual Defendants and nominal defendant Diamond Foods.

1.8 “Defendants’ Counsel” means: (i) Gibson Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304; (ii) Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105; (iii) Sidley Austin LLP, 555 California Street, 20th Floor, San Francisco, California 94104; (iv) Procopio Cory Hargreaves & Savitch LLP, 525 B Street, 22nd Floor, San Diego, California 92101; (v) Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, California 94104; and (vi) Hogan Lovells LLP, Three Embarcadero Center, 15th Floor, San Francisco, California 94111.

1.9 “Delaware Court” refers to the Delaware Court of Chancery.

1.10 “Delaware 220 Action” means the action pending in the Delaware Court pursuant to Section 220 captioned Astor BK Realty Trust v. Diamond Foods, Inc., C.A. No. 7272 (Del. Ch.).

1.11 “Delaware Derivative Action” means the consolidated shareholder derivative action in the Delaware Court, captioned In re Diamond Foods, Inc. Deriv. Litig., Case No. 7657-CS (Del. Ch.).

1.12 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 herein have been met and have occurred.

1.13 “Fee Award” means the terms of the agreed upon sum to be paid to Settling Shareholders’ Counsel for their attorneys’ fees and expenses, detailed in ¶¶5.1-5.2, subject to approval by the California Court in recognition of the substantial benefits conferred upon Diamond Foods and Current Diamond Foods Stockholders via the Shareholder Derivative Litigation.

1.14 “Federal Court” means the U.S. District Court for the Northern District of California.

1.15 “Federal Derivative Litigation” means: (i) the consolidated shareholder derivative action captioned In re Diamond Foods, Inc. Deriv. Litig., Case No. 11-CV-5692 (WHA) (N.D. Cal.), which was dismissed by the Federal Court,

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and (ii) the appeal of such dismissal captioned Lucia v. Mendes, et al., Appeal No. 12-16299 (9th Cir), pending in the U.S. Court of Appeals for the Ninth Circuit.

1.16 “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the California Derivative Action and the Delaware 220 Action; or (2) an appeal has been filed and the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal or writ proceeding.

1.17 “Final Order and Judgment” means the order and judgment to be rendered by the California Court, substantially in the form attached hereto as Exhibit C.

1.18 “Diamond Foods,” the “Company” or “Nominal Defendant” means Diamond Foods, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.19 “Individual Defendants” means collectively: Laurence M. Baer, Edward A. Blechschmidt, John J. Gilbert, Robert M. Lea, Michael J. Mendes, Steven M. Neil, Glen C. Warren, Richard G. Wolford, Robert J. Zollars, and Dennis Mussell.

1.20 “Judge Infante” or the “Mediator” means the Hon. Edward A. Infante.

1.21 “Notice to Current Diamond Foods Stockholders” or “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Actions, substantially in the form of Exhibit B-1 attached hereto.

1.22 “Settling Parties” means, collectively, each of the Settling Shareholders (on behalf of themselves and derivatively on behalf of Diamond Foods), each of the Individual Defendants, and Nominal Defendant Diamond Foods.

1.23 “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.24 “Preliminary Approval Order” means the Order to be entered by the California Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement

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as set forth in this Stipulation, directing that Notice be provided to Current Diamond Foods Shareholders, and scheduling a Settlement Hearing to consider whether the Stipulation and Fee Award should be finally approved.

1.25 “Related Persons” means each of a Person’s spouses, heirs, executors, estates, or administrators, each of a Person’s present and former attorneys, legal representatives, and assigns in connection with the Shareholder Derivative Litigation, and all of a Person’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, and parents.

1.26 “Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined herein), that have been or that might have been asserted by Settling Shareholders, Diamond Foods, and/or any Diamond Foods shareholder derivatively on behalf of Diamond Foods: against any Released Persons that are based upon or related to (i) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged in the Shareholder Derivative Litigation; (ii) the restatement; (iii) any claims based upon any of the Company’s public disclosures up to the effective date of the Settlement; and/or (iv) the settlement of the Shareholder Derivative Litigation, including the payments provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof. Released Claims shall not include claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Individual Defendant may have, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings. Released Claims also do not include claims or causes of action asserted in the securities class action captioned In re: Diamond Foods, Inc. Securities Litigation, No. 11-CV-05386-WHA.

1.27 “Released Persons” means (i) Settling Shareholders or their beneficiaries; (ii) each of the Individual Defendants or their beneficiaries; (iii) Diamond Foods; (iv) any Diamond Foods shareholder, derivatively on behalf of Diamond Foods; and (v) each and all of the Related Persons to the Released Persons identified in subclauses (i) through (iv).

1.28 “Settling Shareholders” means, collectively, Scott Dean, Trung Nguyen, United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund, Astor BK Realty Trust, Beaver County Retirement Fund, and Thomas Schedler.

1.29 “Settling Shareholders’ Counsel” means: (i) The Weiser Law Firm, P.C., 22 Cassatt Ave, Berwyn, Pennsylvania 19312 and 12707 High Bluff Drive, Suite 200, San Diego, California 92130; (ii) Ryan & Maniskas, LLP, 995 Old Eagle School Road, Suite 311, Wayne, Pennsylvania 19087; (iii) Harwood Feffer LLP, 488 Madison Avenue, New York, New York, 10022; (iv) Schubert Jonckheer & Kolbe LLP, Three Embarcadero Center, Suite 1650, San Francisco, California 94111; (v) Shepherd Finkelman Miller & Shah LLP, 65 Main Street, Chester, Connecticut 06412; (vi) Wolf

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Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016; (vii) Levi & Korsinsky LLP, 30 Broad Street, 24th Floor, New York, NY 10004; (viii) Cohen Placitella & Roth, P.C., 2001 Market Street, Suite 2900, Philadelphia, Pennsylvania 19103; and (ix) Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087.

1.30 “Shareholder Derivative Litigation” means: (i) the California Derivative Action; (ii) the Delaware 220 Action; (iii) the demand issued pursuant to Del. Ch. Ct. R. 23.1 on January 13, 2012 by Thomas Schedler; and (iv) the demand issued jointly pursuant to Del. Ch. Ct. R. 23.1 on April 3, 2012 by Astor and BCRF.

1.31 “Settlement” means the settlement documented in this Stipulation.

1.32 “Settlement Hearing” means a hearing by the California Court to review this Stipulation and determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters properly before the California Court.

1.33 “Stipulation” means this Stipulation and Agreement of Settlement.

1.34 “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Shareholder Derivative Litigation by the Settling Shareholders, Diamond Foods or any Diamond Foods stockholder derivatively on behalf of Diamond Foods, which any Settling Shareholder, Diamond Foods, or Diamond Foods stockholders derivatively on behalf of Diamond Foods do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Shareholders and Diamond Foods shall expressly waive, and each of Diamond Foods’ stockholders by operation of the Judgment shall have expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent,

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which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Terms of the Settlement

2.1 Financial Benefits to Diamond Foods: Diamond Foods and the Audit Committee of the Board agree that the initiation, prosecution, pendency and settlement of the Shareholder Derivative Litigation was a substantial benefit to the Company and a material factor for the following financial consideration (the “Financial Recovery”):

(a) Diamond Foods’ directors’ and officers’ liability insurers shall pay $5 million in cash to Diamond Foods. The $5 million cash payment shall be made to Diamond Foods within five (5) business days after entry of the Final Order and Judgment. Within five (5) business days after receipt of the $5 million payment from the Company’s directors’ and officers’ liability insurers, Diamond Foods shall provide Settling Shareholders’ Counsel with proof of such payment.

(b) Defendant Mendes entered into a Separation and Clawback Agreement dated November 19, 2012 (the “Mendes Clawback”), pursuant to which Mendes: (i) delivered to the Company a cash payment in the amount of $2,743,400.00, and (ii) relinquished various vested retirement and employment benefits collectively worth approximately $1.8 million. The total amount of financial benefits received by the Company via the Mendes Clawback are approximately $4.5 million; and

(c) Defendant Neil agrees to surrender vested options and stock, resulting in a financial benefit of approximately $960,000.00 to Diamond Foods as of January 1, 2013.

2.2 Corporate Governance Reforms

In addition to the foregoing Financial Recovery, Diamond Foods and the Audit Committee of the Board agree that the initiation, prosecution, pendency, and settlement of the Shareholder Derivative Litigation was a substantial benefit to the Company and a material factor for the adoption and/or enactment of the Corporate Governance Reforms (the “Reforms”) set forth at Exhibit A hereto. Within ninety (90) calendar days following the California Court’s final approval of the Settlement, the Board shall take all necessary steps to adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented.

2.3 The Settling Parties agree that the Financial Recovery and the Reforms have provided and will provide substantial benefits to Diamond Foods and Current Diamond Foods Stockholders. In addition, the Board, exercising its

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independent business judgment, believes that the Settlement is in the best interests of Diamond Foods and Current Diamond Foods Stockholders.

3.	Procedure for Implementing the Settlement

3.1 Within five (5) business days after the execution of this Stipulation, the California Plaintiffs shall submit the Stipulation together with its exhibits to the California Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Diamond Foods Stockholders; (iii) approval of the form of Notice attached hereto as Exhibit B-1; and (iv) a date for the Settlement Hearing.

3.2 Within five (5) business days of the Court’s entry of the Preliminary Approval Order, Diamond Foods shall: (i) cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K; (ii) cause the Notice to be published once in Investors’ Business Daily; and (iii) post a link to the Stipulation and the Notice on the Investor Relations portion of Diamond Foods’ website, which posting shall be maintained through the date of the Settlement Hearing. All costs of such Notice and the filing, publishing and posting set forth above shall be paid by Diamond Foods and/or its insurers. The Settling Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Current Diamond Foods Stockholders pursuant to applicable law.

3.3 Settling Shareholders’ Counsel shall request that the California Court hold the Settlement Hearing after the Notice described above is given to Current Diamond Foods Stockholders to approve the Settlement and the agreed to Fee Award.

3.4 Within five (5) business days after the issuance of the Final Order and Judgment by the California Court finally approving the Settlement, the Section 220 Plaintiffs shall file a dismissal with prejudice of the Delaware 220 Action and shall otherwise use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the Delaware 220 Action. In addition, the Settling Parties shall cooperate to secure the dismissal with prejudice of the Federal Derivative Litigation, and the Settling Parties expressly acknowledge that Diamond Foods and the Individual Defendants shall not provide additional consideration with respect to the Delaware Derivative Action or the Federal Derivative Litigation.

4.	Releases

4.1 Upon the Effective Date, Diamond Foods, the Settling Shareholders (acting on their own behalf and derivatively on behalf of Diamond Foods), and each of Diamond Foods’ stockholders (solely in their capacity as Diamond

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Foods’ stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Shareholder Derivative Litigation against the Released Persons. Diamond Foods, Settling Shareholders (acting on their own behalf and derivatively on behalf of Diamond Foods) and each of Diamond Foods’ stockholders (solely in their capacity as Diamond Foods’ stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or Judgment entered pursuant thereto.

4.2 Upon the Effective Date, as defined in ¶1.12, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Diamond Foods, Settling Shareholders and Settling Shareholders’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Shareholder Derivative Litigation or the Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance rights that any Individual Defendant has or may have under any contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings.

4.3 Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Settling Shareholders’ Counsel’s Attorneys’ Fees and Expenses

5.1 After negotiation of the principal terms of the settlement, Settling Shareholders’ Counsel and Diamond Foods separately negotiated at arm’s length the amount of attorneys’ fees and expenses to be awarded by the California Court to Settling Shareholders’ Counsel with the substantial assistance and oversight of Judge Infante. In recognition of the substantial benefits provided to Diamond Foods and Current Diamond Foods Stockholders as a result of the initiation, prosecution, pendency and settlement of the Shareholder Derivative Litigation, Diamond Foods and/or its insurers shall pay or cause to be paid to the Settling Shareholders’ Counsel an award of attorneys’ fees and expenses in the total amount $3.4 million ($3,400,000.00) (the “Fee Award”). The current Board, in the exercise of its independent business judgment, agrees to the Fee Award. The Fee Award is also the result of Diamond and the Board’s acceptance of a mediator’s proposal by

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Judge Infante. The Settling Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Diamond Foods and Current Diamond Foods Stockholders by this Stipulation.

5.2 The Fee Award shall be transferred to a joint escrow account (the “Escrow Account”) held by certain of the Settling Shareholders’ Counsel (The Weiser Law Firm, P.C. and Kessler Topaz Meltzer & Check, LLP) no later than ten (10) business days after entry of the Preliminary Approval Order, and shall be immediately releasable to the Settling Shareholders’ Counsel upon entry of the Final Order and Judgment.

5.3 Payment of the Fee Award in the amount approved by the California Court shall constitute final and complete payment for the Settling Shareholders’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Shareholder Derivative Litigation and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation of the Fee Award among Settling Shareholders’ Counsel. Under no circumstances shall any Individual Defendant have any obligation to pay any portion of the Fee Award to any of Settling Shareholders’ Counsel.

5.4 If for any reason the Effective Date of the Stipulation (as defined herein) does not occur, if the Stipulation is in any way canceled or terminated, if the Final Order and Judgment specified in 6.1(e) is not entered, or in the event of any failure to obtain final approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Final Order and Judgment or the Fee Award being overturned or substantially modified, each Settling Shareholders’ Counsel and their successors shall be obligated to repay, within fifteen (15) business days, the amount of the Fee Award, or part thereof, paid by Diamond Foods and/or its successor(s) or insurer(s). Each Settling Shareholders’ Counsel which receives any portion of the Fee Award is subject to the California Court’s jurisdiction for the purposes of enforcing this paragraph or the provisions related to the Fee Award.

5.5 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.6 In light of the substantial benefits they have helped to create for all Current Diamond Foods Stockholders, any or all of the Settling Shareholders may apply for Court-approved incentive awards in the amount of $5,000.00 each (the “Incentive Awards”). The Incentive Awards shall be funded from the portion of the Fee Award distributed to the Settling Shareholders’ Counsel to the extent that agreement is approved in whole or part. Defendants shall take no position on the Incentive Awards and shall have no obligation to pay them.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

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(a) the Board has approved the Settlement and each of its terms as in the best interest of Diamond Foods;

(b) the payment to the Company of the financial benefits as provided in ¶2.1;

(c) the entry by the California Court of the Final Order and Judgment;

(d) the payment of the Fee Award in accordance with ¶¶5.1-5.2 hereof;

(e) the Final Order and Judgment has become Final; and

(f) Dismissal with prejudice of the Delaware 220 Action.

6.2 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, and the Settling Parties shall be restored to their respective positions in the Shareholder Derivative Litigation as of the date of this Stipulation, unless Settling Shareholders’ Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.

6.3 In the event that the Stipulation is not approved by the California Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Shareholder Derivative Litigation or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.34, 6.2, 8.4, 8.6, 8.9, 8.10, and 8.11 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Shareholder Derivative Litigation or in any other proceeding for any purpose, and any judgment or orders entered by the California Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of Diamond Foods, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of Diamond Foods, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

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8.	Miscellaneous Provisions

8.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties agree that the terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties will request that the Final Order and Judgment in the California Derivative Action will contain a finding that during the course of the Shareholder Derivative Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7 and all other similar rules of professional conduct. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Shareholder Derivative Litigation was brought or defended in bad faith or without a reasonable basis.

8.3 Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is or may be deemed to be or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.4 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest.

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8.6 The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Shareholder Derivative Litigation, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.7 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Diamond Foods shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Diamond Foods they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the Settlement terms reflected in this Stipulation and the Fee Award. Diamond Foods and the current Board also agree that the Settlement as reflected in this Stipulation provides for adequate consideration for the payment of the Fee Award.

8.8 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.9 All agreements made and orders entered during the course of the Shareholder Derivative Litigation relating to the confidentiality of information and documents shall survive this Stipulation.

8.10 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Released Persons.

8.11 The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the California Court.

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IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 29, 2013.

DATED: May 29, 2013	THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO JOSEPH M. PROFY

/s/ Robert B. Weiser
ROBERT B. WEISER

22 Cassatt Avenue, First Floor Berwyn, PA 19312 Telephone: (610) 225-2677 Facsimile: (610) 408-8062

THE WEISER LAW FIRM, P.C. KATHLEEN A. HERKENHOFF 12707 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: (858) 794-1441 Facsimile: (858) 794-1450

Counsel for Scott Dean and Trung Nguyen and Co-Lead Counsel for California Plaintiffs

DATED: May 29, 2013	SCHUBERT JONCKHEER & KOLBE LLP ROBERT C. SCHUBERT WILLEM F. JONCKHEER

/s/ Robert C. Schubert
ROBERT C. SCHUBERT

Three Embarcadero Center, Suite 1650 San Francisco, CA 94114 Telephone: (415) 788-4220 Facsimile: (415) 788-0161

Counsel for United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund and Co-Lead Counsel for California Plaintiffs

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DATED: May 29, 2013	HARWOOD FEFFER LLP ROBERT I. HARWOOD MATTHEW M. HOUSTON

/s/ Robert I. Harwood
ROBERT I. HARWOOD

488 Madison Avenue, 8th Floor New York, NY 10022 Telephone: (212) 935-7400 Facsimile: (212) 753-3630

Counsel for Trung Nguyen

DATED: May 29, 2013	WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP GREGORY M. NESPOLE

/s/ Gregory M. Nespole
GREGORY M. NESPOLE

270 Madison Avenue New York, NY 10016 Telephone: (212) 545-4600 Facsimile: (212) 686-0114

Counsel for Astor BK Realty Trust

DATED: May 29, 2013	LEVI & KORSINSKY LLP SHANNON L. HOPKINS

/s/ Shannon L. Hopkins
SHANNON L. HOPKINS

30 Broad Street, 24th Floor New York, NY 10004 212-363-7500

Counsel for Astor BK Realty Trust

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DATED: May 29, 2013	COHEN PLACITELLA & ROTH, P.C. STUART J. GUBER

/s/ Stuart J. Guber
STUART J. GUBER

2001 Market Street, Suite 2900 Philadelphia, PA 19103 Telephone: (215) 567-3500 Facsimile: (215) 567-6019

Counsel for Beaver County Retirement Fund

DATED: May 29, 2013	KESSLER TOPAZ MELTZER & CHECK, LLP ERIC L. ZAGAR ROBIN WINCHESTER J. DANIEL ALBERT

/s/ Robin Winchester
ROBIN WINCHESTER

280 King of Prussia Road Radnor, Pennsylvania 19087 Telephone: (610) 667-7706 Facsimile: (610) 667-7056

Counsel for Thomas schedler

DATED: May 29, 2013	GIBSON, DUNN & CRUTCHER LLP PAUL J. COLLINS

/s/ Paul J. Collins
PAUL J. COLLINS

1881 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 849-5309 Facsimile: (650) 849-5009

Counsel for Defendants Baer, Wolford, Zollars, Blechschmidt, and Warren

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DATED: May 29, 2013	ORRICK, HERRINGTON & SUTCLIFFE LLP JAMES N. KRAMER

/s/ James N. Kramer
JAMES N. KRAMER

405 Howard Street San Francisco, CA 94105 Telephone: (415) 773-5700 Facsimile: (415) 773-5759

Counsel for Defendants Gilbert and Lea

DATED: May 29, 2013	SIDLEY AUSTIN LLP SARA B. BRODY

/s/ Sara B. Brody
SARA B. BRODY

555 California Street, 20th Floor San Francisco, CA 94104 Telephone: (415) 772-1200 Facsimile: (415) 775-7400

Counsel for Defendant Mendes

DATED: May 29, 2013	PROCOPIO, CORY HARGREAVES & SAVITCH LLP S. TODD NEAL

/s/ S. Todd Neal
S. TODD NEAL

525 B Street, 22nd Floor San Diego, CA 92101 Telephone: (619) 238-1900 Facsimile: (619) 235-0398

Counsel for Defendant Mussell

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DATED: May 29, 2013	FENWICK & WEST LLP DEAN S. KRISTY SUSAN MUCK

/s/ Dean S. Kristy
DEAN S. KRISTY

555 California Street, 12th Floor San Francisco, CA 94104 Telephone: (415) 875-2300 Facsimile: (415) 821-1350

Counsel for Diamond Foods

DATED: May 29, 2013	HOGAN LOVELLS LLP MICHAEL J. SHEPARD

/s/ Michael J. Shepard
MICHAEL J. SHEPARD

Three Embarcadero Center, 15th Floor San Francisco, CA 94111 Telephone: (415) 374-2301 Facsimile: (415) 374-2499

Counsel for Defendant Neil

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EXHIBIT A TO STIPULATION AND AGREEMENT OF SETTLEMENT DATED 5/29/2013

DIAMOND FOODS DERIVATIVE MATTERS

CORPORATE GOVERNANCE TERMS

The Company has adopted or, in certain cases, will adopt within 90 days of final approval of a settlement of pending derivative matters, the following corporate governance actions and procedures (the “Reforms”). All such Reforms shall be maintained for a period of five (5) years, unless a different period is specified in the provisions cited in the Reforms.

1.	Personnel Action.

(a)	Replaced the Company’s Chief Executive Officer, obtained his resignation from the Board, and obtained a clawback from him.

(b)	Replaced the Company’s Chief Financial Officer, obtained his resignation from the Board, and cancelled unvested restricted stock and stock options pending further negotiation of any clawback.

(c)	Hired a new corporate Controller.

(d)	Made operational improvements with respect to the following positions to enhance process and procedure: Assistant Controller; Grower Representative; Vice President, Treasurer, Global Risk Management; and Senior Vice President, Supply Chain & General Manager, Walnut Operations.

2.

Walnut Grower Accounting & Related Matters. The Company has completed or is in the process of completing the following improvements, among others, with respect to walnut grower payments, controls and accounting. This includes the establishment of an improved walnut cost estimation policy, enhanced oversight of grower accounting and grower services functions, and enhanced segregation of duties and contract administration.

(a)	Revised walnut cost estimation policy which incorporates a wide variety of inputs each quarter, with review and sign-off by a cross-functional senior management team. The walnut cost estimation policy will be reviewed periodically with the Audit Committee, at least on an annual basis or, at the discretion of the Audit Committee, on a more frequent basis.

(i)	The inputs include third party price data, including publicly available price recommendations from industry groups, newsletters and publications of other handlers or industry participants, and competitive price information in the form of other “field prices.” Field prices, which are learned by the Company’s grower services representatives from a variety of sources, can range significantly in terms of detail, but can be a valuable data source. All third party price data is documented and summarized for consideration and discussion by the cross-functional management group.

(ii)	Supply and demand inputs are also considered, such as industry and government crop size estimates, various crop shipment and crop utilization reports, carry-in and carry-out volume estimates by the U.S. Department of Agriculture, California Agriculture Statistical Service, California Walnut Board and other organizations.

(iii)	Additional data that the group considers relevant in determining price

2

expectations and trends is also evaluated. Such information may include, for example, the Company’s international inshell transactions, foreign or domestic trends and currency fluctuations, retail sales data, industry trends, competitor actions and other information.

(iv)	At the end of each quarter, the relevant data described above is reviewed by Company executives, including the Chief Executive Officer, Chief Financial Officer, Controller, Grower Services Representative and such others as may be appropriate. The consensus price estimate is certified by signature from these individuals. Such certifications will be provided to the Audit Committee and maintained by the Company for a period of seven (7) years.

(b)	Enhanced documentation, oversight and monitoring of accounting policies and procedures relating to walnut grower payments and walnut grower accounting. This includes the following:

(i)	application of the revised walnut cost estimation policy with quarterly certifications (which will be maintained as per paragraph 2(a)(iv) above);

(ii)	utilization of enhanced forms and processes with respect to field quote data and re-grade procedures;

(iii)	sub-certification from grower relations personnel attesting to the absence of any extra-contractual agreements with growers. Such certifications shall be provided to the Audit Committee and maintained by the Company for a period of seven (7) years;

3

(iv)	financial training for grower accounting department personnel regarding accounting and financial reporting.

(c)	Reassessment of responsibilities and realignment of reporting relationships within the walnut operations and grower accounting function:

(i)	Senior VP Supply Chain & GM Walnut Operations will now report directly to Executive Vice President Global Operations & Supply Chain.

(ii)	Installed a new business team leader to oversee all aspects of walnut division.

(iii)	All new grower contracts approved and signed-off by Senior Vice President, Finance & Controller, which includes a review for any non-standard terms.

(iv)	Signed quarterly representation by grower services representatives acknowledging compliance with Company’s policies and absence of side agreements with growers. As per paragraph 2(b)(iii), such certifications will be provided to the Audit Committee and maintained by the Company for a period of seven (7) years.

(v)	Cracking and grading operations now report ultimately to Vice President of Operations and will not report to grower relations.

(vi)	All re-grades of walnuts must reflect re-grade ticket information produced in grading room. Payments associated with re-grades must be approved

4

by senior finance management with supporting re-grade ticket information provided.

(vii)	Creation of uniform and consistent process to collect, analyze and present field quote data for purposes of informing walnut estimate.

(viii)	Grower contract support personnel now report ultimately to a lawyer in the Company’s Legal department.

(ix)	Grower accounting supervisor now reports to Assistant Controller and ultimately to Senior Vice President, Finance & Controller.

(x)	Additional review of grower payments by Senior Vice President, Finance & Controller prior to payment. Such payments cannot be made absent such approval, which will be memorialized in a summary form customarily used by the Company for this and similar payments.

(d)	Eliminated pre-harvest payments in advance of the new crop absent prior approval by the Audit Committee (any such pre-harvest payments shall be accounted for pursuant to GAAP and all applicable accounting standards);

(e)	Introduced a new standard Walnut Purchase Agreement, which provides, among other things, that final walnut price will be determined by May 1 of the year following the harvest;

(f)	Prohibited the use of oral or extra-contractual agreements with walnut growers, and will obtain the sub-certifications described above in paragraph (b)(iii);

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(g)	Enhanced review and oversight of grower communications. Among other things, the Chief Executive Officer, Chief Financial Officer, Executive Vice President/Global Operations and Supply Chain, Senior Vice President, Finance & Controller, Senior Vice President, Supply Chain & GM Walnut Operations, Senior Vice President, Corporate Communications, and Legal will review and approve (i) Grower Guidelines distributed to growers pre-harvest annually, (ii) letters accompanying any payments which should comply with Walnut Purchase Agreement timeline, and (iii) any other written mass distribution grower communication. The process is iterative and it shall be the responsibility of the Senior Vice President, Supply Chain & GM Walnut Operations to gather and incorporate such comments, or such other person as the Chief Executive Officer may designate.

(h)	Implemented quarterly representations by grower services regarding compliance with grower contracting procedures.

3.

Creation of Walnut Grower Advisory Board. The Company has created an advisory board of walnut growers (the “Grower Advisory Board”) in order to enhance its relationship with the grower community, to understand grower issues and concerns, to discuss market trends, to periodically review industry shipments and global demand and their impact on supply, and to provide perspective on industry pricing trends, supply levels and other developments impacting the walnut industry. The purpose of the Grower Advisory Board is to assist the Company’s management in understanding, addressing and considering matters of interest to the grower community. At the request of the

6

Company’s Board of Directors, the Grower Advisory Board may provide a report to the Company’s Board.

(a)	The Grower Advisory Board will meet on a quarterly basis, with additional meetings as needed.

(b)	The Company’s grower services staff will assemble information, organize meetings, and facilitate the process and discussion.

(c)	Grower Advisory Board members should represent a broad cross-section of acreage, volume and varieties that approximate Diamond’s contracted profile.

(d)	Representation will be regional, consisting of three to five growers from the north, central and south, for a total of between six (6) and fifteen (15) members;

(e)	the Grower Advisory Board may include growers who also serve on the Company’s Board of Directors, as such membership is expected to be beneficial to the other members of the Grower Advisory Board. At the discretion of the Grower Advisory Board, its members may meet for a portion of its meetings outside the presence of any growers serving on the Company’s Board.

(f)	The duration of the Grower Advisory Board will be for a period of at least four (4) years, unless the Grower Advisory Board members determine that a shorter duration is appropriate. The members of the Grower Advisory Board shall also determine, in consultation with the Company, the duration of service of its members.

7

4.	Accounts payable accrual cut-off and accrued expenses improvements. The Company has completed or is in the process of completing the following improvements, among others, with respect to accounts payable accrual cut-off and accrued expenses:

(a)	Requiring accounts payable manager to proactively identify and contact all divisions at appropriate levels to inquire as to any new or existing vendors engaged, services incurred or invoices received in current or prior month;

(b)	Requiring accounts payable to contact primary users of professional service providers monthly for estimates of services provided but not yet invoiced;

(c)	Requiring all vendors to remit invoices directly to Stockton Accounts Payable (with certain exceptions for freight vendors and raw material vendors for Kettle);

(d)	Requiring that expense reports be submitted to Accounts Payable by the third workday after the end of the month to ensure timely accrual;

(e)	Adopting a process to monitor all late submission of vendor invoices by Accounts Payable with a direct follow-up communication by the Company’s Controller to any individuals responsible for late submission;

(f)	Communicating enhanced month-end AP procedures to accounting group and new month-end procedures to managers;

(g)	Adopting a process to perform secondary review late in close cycle for any vendor invoices open or pending approval in Laserfiche system; and

(h)	Revising language in internal controls narrative related to accounts payable and accrued expenses.

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5.	Board Chairperson. The Company’s Chairperson is an independent director. The Company will agree to continue to have an independent director serve in that capacity for a period of at least five (5) years.

6.	Board Composition. Six (6) new directors have been added to the Company’s Board since the beginning of 2012. Following the Company’s Annual Meeting on January 14, 2013, the Board has nine (9) members. Two of the new directors (since the beginning of January 2012) meet the SEC “financial expert” standard and the NASDAQ “financial sophistication” standard and both are serving on the Company’s Audit Committee. The Company will agree that, for the next three years, at least sixty percent (60%) of its directors will satisfy the independence standards of NASDAQ. In the event that an independent director leaves the Board in this period or a director is determined by the Board to not be independent in this period, the Company shall have a reasonable period to find a new independent director.

7.	Executive Session. The Company’s independent directors meet in executive session at each regularly scheduled meeting of the Board. Absent exigent circumstances, the independent directors will continue to do so for at least the next four (4) years.

8.

Director Education. The Company will provide, or will make arrangements to provide, continuing education programs designed for directors of publicly-traded companies to its Board members. Such training may include compliance with Generally Accepted Accounting Principles, the Sarbanes-Oxley Act, public company reporting and compliance requirements, or such other topics that are appropriate for or of interest to

9

directors of public companies. Such training programs, which may be part of or in addition to regularly scheduled Board meetings, will be offered to directors on an annual basis. Absent extraordinary circumstances, all directors shall attend such training programs.

9.	Assessment of Internal Controls. The Company will retain for a period of at least three (3) years an independent consulting service to conduct an annual analysis regarding the Company’s internal controls, including recommendations regarding any suggested improvements to its internal controls environment. The Company will require that the independent consulting service provide a written report annually assessing its compliance with internal controls. The independent consulting service will meet with the Audit Committee to present such written report, a copy of which will be maintained by the Company for a period of seven (7) years.

10.

Compensation Committee Consultant. At least once every three (3) years, the Compensation Committee shall select and retain an independent consultant to (a) conduct a comparative study of the Company’s executive compensation policies, practices and procedures relative to other comparable public companies, and (b) propose any improvements or modifications to these policies, practices and procedures. In this regard, the independent consultant, in the exercise of its judgment, may evaluate, comment upon or make recommendations with respect to the Company’s stock ownership guidelines for directors or officers, including whether such guidelines should be altered or modified. The study prepared by such consultant will be in Powerpoint or such other written form as the consultant may elect to use, and shall be presented to the Compensation

10

Committee. Such study shall be maintained by the Company for a period of seven (7) years.

11.	Forfeiture of Bonuses and Profits for Restatement. If in the future the Company is required under generally accepted accounting principles to prepare an accounting restatement to correct an accounting error in quarterly or annual financial statements included in a report on Form 10-Q or 10-K, due to material non-compliance with any financial reporting requirement under the federal securities laws, the Board (or a committee of the Board) shall determine whether the restatement was caused by the knowing misconduct of the CEO or CFO. If the Board determines that knowing misconduct or egregious recklessness by the CEO or CFO has occurred and caused such restatement, it shall take the steps it deems necessary to secure reimbursement from the responsible CEO or CFO in accordance with Section 304 of the Sarbanes-Oxley Act or, once effective, under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (to the extent such rules are adopted by the Company’s Board). At the conclusion of its investigation, the Board will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission.

12.	Rotation of Audit Partner. The Company’s current outside independent auditor has assigned a new partner to lead audits of the Company’s financial statements.

13.

Employee Training Regarding GAAP and Legal Compliance. The Company will develop a training program for its non-plant employees regarding the Company’s Code of Conduct and Ethics, insider trading policies, whistleblower procedures and such other

11

topics as the Company deems appropriate and will provide such training on an annual basis. The Company shall in its discretion determine the type and nature of such training, including in-person seminars, Internet-based training or other procedures it deems appropriate under the circumstances. In the case of new Vice Presidents and employees in finance or accounting, such training should include compliance with generally accepted accounting principles deemed important to the Company’s business, including proper accounting for walnut purchases. Upon completion of training, the person receiving the training will provide a written acknowledgment attesting that they attended the training program and received the Company’s Code of Conduct and Ethics, insider trading and whistleblower procedures. The Company will maintain such acknowledgments for a period of seven (7) years. Among other things, the Company shall consider the following in its continuing development and implementation of training:

(a)	Evaluating online ethics training programs and annual certifications;

(b)	Identifying and implementing accounting and financial reporting training programs;

(c)	CFO and/or Controller review or preparation of training materials or the selection of an external resource to provide training;

(d)	Identifying appropriate attendees in finance and grower accounting to attend annual training;

(e)	Training attendees to certify in writing completion of training program;

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(f)	Determining training for future new hires in senior management, finance or grower accounting within reasonable period of date of hire;

(g)	Evaluating annual finance training for Executive Staff;

(h)	Review and revise, as necessary, Company’s current Code of Conduct and Ethics Policy; and

(i)	Annual certification or recertification of review and receipt of Code of Conduct and Ethics Policy by employees.

14.	Whistleblower Policy Additions. In addition to the procedures set forth in items 13.1, 13.2 and 13.3 of the Ethics Code, the Company shall enact the following additional whistleblower mechanisms:

(a)	The provisions of the Ethics Code shall be expanded to make clear that the whistleblowing provisions are designed to report any potential or suspected violation of any federal or state law (in any form including accounting violations, insider trading, etc.), and not simply to report violations of internal Company policies.

(b)

In addition to the existing mechanisms for reporting a complaint that are set forth in the Ethics Code, the reporting person (i.e. the “whistleblower”) shall be directed to report the matter to an independent party (the “Third Party”) retained by the Company to receive such complaints by mail or e-mail. Such complaints may be anonymous, but the Ethics Code shall encourage the whistleblower to reveal their identity to permit a more efficient and timely resolution of the matter.

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The current representations in the Ethics Code concerning protection from retaliation shall be repeated in the modified policy.

(c)	All complaints received by the Third Party shall be forwarded to the Chief Compliance Officer who shall promptly investigate each complaint. In addition, each complaint shall be provided to the Board.

(d)	A log of such complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and maintained by the Chief Compliance Officer for a period of not less than seven (7) years. The results of such investigations shall be communicated annually to the Board or a committee thereof.

(e)	Where the whistleblower has identified him/herself in the complaint, the Chief Compliance Officer shall notify the whistleblower when the investigation or evaluation of the complaint is complete and the results thereof. The whistleblower shall further be notified that if he or she does not believe his or her report was properly explained or resolved, he or she may contact the full Board concerning the complaint.

(f)	All contact information and directions for the Whistleblower Hotline shall be posted by the Company on its website.

15.	Audit Committee.

(a)	The Audit Committee’s existing Charter, adopted March 10, 2005, shall be revised to require the appointment of a chairperson of the Audit Committee.

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(b)	The Audit Committee shall review and discuss with management quarterly and annual results and the type and presentation of information to be included in the Company’s related earnings press release prior to distribution to the public; and discuss on a general basis the type of information to be disclosed and type of presentation to be made regarding financial information and earnings guidance to analysts and rating agencies.

(c)	At least annually, the Audit Committee shall meet with the Company’s internal auditors and independent auditors to review and discuss the Company’s accounting for payments to walnut growers, and shall perform a review of the Company’s internal controls relating to such matters every (3) years.

(d)	The Audit Committee shall meet with the outside auditors as least four times annually, including prior to the filing of the Company’s quarterly and annual reports with the SEC.

(e)	Audit Committee shall meet with the CFO at least four (4) times annually, including prior to the end of the filing of the Company’s quarterly and annual reports with the SEC. At the discretion of the Audit Committee, the meetings can be confidential and held outside the presence of the CEO.

(f)	The minutes of the Audit Committee shall be maintained for a period of seven (7) years.

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16.	Director Attendance at Annual Meeting. Absent extraordinary circumstances, all members of the Board of Directors are encouraged and should make reasonable efforts to attend the Company’s annual meeting of stockholders. Such meeting will be conducted in the manner deemed appropriate by the Company under all the existing circumstances.

17.	Succession Planning. Within the next year, or such earlier time as the Board deems reasonable, the Board shall adopt a policy or procedure designed to ensure the stability and accountability of the Company in the event of the departure of the CEO. Pursuant to such policy or procedure, among other things, the Board shall appoint an interim CEO in an effort to ensure that the organization operates with minimal disruption and that the Company continues to operate in an effective manner.

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THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: (858) 794-1441

Facsimile: (858) 794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for California Plaintiffs

(Additional Counsel appear on signature page.)

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CITY AND COUNTY OF SAN FRANCISCO

IN RE DIAMOND FOODS, INC. SHAREHOLDER DERIVATIVE LITIGATION,	)	Lead Case No. CGC-11-515895
	)	(Consolidated with Case Nos. CGC-11- 516073 and CGC-11-516933)
)
)
This Document Relates To:	)	AMENDMENT NO. 1 TO MAY 29, 2013 STIPULATION AND AGREEMENT OF SETTLEMENT
)
ALL ACTIONS.	)
)

AMENDMENT NO. 1 TO MAY 29, 2013 STIPULATION AND AGREEMENT OF SETTLEMENT

On May 29, 2013, the undersigned parties entered a Stipulation and Agreement of Settlement (the “May 29, 2013 Stipulation”).1 On June 11, 2013, the California Court held a hearing on the Motion for Preliminary Approval of Derivative Settlement (the “Preliminary Approval Hearing”). During the Preliminary Approval Hearing, the California Court requested, inter alia, certain modifications to the language in the May 29, 2013 Stipulation concerning the standard of review for the Fee Award and the Incentive Awards, a modification to the definition of “Released Claims” in paragraph 1.26 of the May 29, 2013 Stipulation, and modifications to Exhibits B (the “Preliminary Approval Order”) and B-1 (the “Notice”) to the May 29, 2013 Stipulation, as well as modifications to Exhibit 1 to the June 6, 2013 Declaration of Susan S. Muck in Response to Plaintiffs’ Motion for Preliminary Approval of Derivative Settlement (the “Summary Notice”).

Accordingly, the Settling Parties enter this Amendment No. 1 to document the changes directed by the California Court. This Amendment No. 1 to the May 29, 2013 Stipulation and Agreement of Settlement (the “Amendment No. 1”) is to be read, to the extent not in direct conflict, to be additive to the terms set forth in the May 29, 2013 Stipulation.

The Settling Parties agree to the following modifications to the May 29, 2013 Stipulation:

1.	Paragraphs 5.1 and 5.6 of the May 29, 2013 Stipulation are modified to provide:

5.1 After negotiation of the principal terms of the settlement, Settling Shareholders’ Counsel and Diamond Foods, with the substantial oversight and assistance of Judge Infante, separately negotiated at arm’s length the amount of attorneys’ fees and expenses for payment to Settling Shareholders’ Counsel, subject to approval by the California Court. In recognition of the substantial benefits provided to Diamond Foods and Current Diamond Foods Stockholders as a result of the initiation, prosecution, pendency and settlement of the Shareholder Derivative Litigation, Diamond Foods and/or its insurers, subject to approval by the California Court, shall pay or cause to be paid to the Settling Shareholders’ Counsel an award of attorneys’

[1]	All capitalized terms herein have the same meaning as defined in the May 29, 2013 Stipulation, unless otherwise stated. Any references to the term “Stipulation” are to the May 29, 2013 Stipulation, as amended by Amendment No. 1 thereto.

- 1 - AMENDMENT NO. 1 TO MAY 29, 2013 STIPULATION AND AGREEMENT OF SETTLEMENT

fees and expenses in an amount not to exceed $3.4 million ($3,400,000.00) (the “Fee Award”). The current Board, in the exercise of its independent business judgment, agrees to the Fee Award of $3,400,000. The Fee Award is also the result of Diamond Foods and the Board’s acceptance of a mediator’s proposal by Judge Infante. The Settling Parties mutually agree that the full Fee Award is reasonable in light of the substantial benefits conferred upon Diamond Foods and Current Diamond Foods Stockholders by this Stipulation.

5.6 In light of the substantial benefits they have helped to create for all Current Diamond Foods Stockholders, any or all of the Settling Shareholders may apply for Court-approved incentive awards in an amount not to exceed $5,000.00 each (the “Incentive Awards”). The Incentive Awards shall be funded from the portion of the Fee Award distributed to the Settling Shareholders’ Counsel to the extent that the Fee Award is approved in whole or part. Defendants shall take no position on the Incentive Awards and shall have no obligation to pay them.

2.	The definition of “Released Claims” in paragraph 1.26 of the May 29, 2013 Stipulation is modified to provide:

“Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined in ¶1.34 of the May 29, 2013 Stipulation), that have been or that might have been asserted by Settling Shareholders, Diamond Foods, and/or any Diamond Foods shareholder derivatively on behalf of Diamond Foods against any Released Persons that are based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which are related to or alleged in the Shareholder Derivative Litigation, directly or indirectly, including, but not limited to: (i) the restatement; (ii) any claims based upon any of the Company’s public disclosures up to the effective date of the Settlement; and/or (iii) the settlement of the Shareholder

- 2 - AMENDMENT NO. 1 TO MAY 29, 2013 STIPULATION AND AGREEMENT OF SETTLEMENT

Derivative Litigation, including the payments provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof. Released Claims shall not include claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Individual Defendant may have, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings. Released Claims also do not include claims or causes of action asserted in the securities class action captioned In re: Diamond Foods, Inc. Securities Litigation, No. 11-CV-05386-WHA.

3.	The Settling Parties agree to the form of Preliminary Approval Order, attached as Exhibit A hereto, which shall replace Exhibit B to the May 29, 2013 Stipulation, subject to approval by the California Court.

4.	The Settling Parties agree to the form of Notice of Settlement in the form attached as Exhibit 1 hereto, which shall replace Exhibit B-1 to the May 29, 2013 Stipulation, subject to approval by the California Court.

5.	The Settling Parties agree to the form of Summary Notice of Pendency and Settlement of Shareholder Derivative Litigation and of Settlement Hearing (the “Summary Notice”), attached as Exhibit 2 hereto, which shall replace Exhibit 1 to the June 6, 2013 Declaration of Susan S. Muck in Response to Plaintiffs’ Motion for Preliminary Approval of Derivative Settlement, subject to approval by the California Court.

IN WITNESS WHEREOF, the Settling Parties hereto have caused this Amendment No. 1 to the May 29, 2013 Stipulation to be executed, by their duly authorized attorneys, dated as of June 12, 2013.

DATED: June 12, 2013	THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO JOSEPH M. PROFY

/s/ Robert B. Weiser
ROBERT B. WEISER

22 Cassatt Avenue, First Floor Berwyn, PA 19312 Telephone: (610) 225-2677 Facsimile: (610) 408-8062

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THE WEISER LAW FIRM, P.C. KATHLEEN A. HERKENHOFF 12707 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: (858) 794-1441 Facsimile: (858) 794-1450

Counsel for Scott Dean and Trung Nguyen and Co-Lead Counsel for California Plaintiffs

DATED: June 12, 2013	SCHUBERT JONCKHEER & KOLBE LLP ROBERT C. SCHUBERT WILLEM F. JONCKHEER

/s/ Robert C. Schubert
ROBERT C. SCHUBERT

Three Embarcadero Center, Suite 1650 San Francisco, CA 94114 Telephone: (415) 788-4220 Facsimile: (415) 788-0161

Counsel for United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund and Co-Lead Counsel for California Plaintiffs

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DATED: June 12, 2013	HARWOOD FEFFER LLP ROBERT I. HARWOOD MATTHEW M. HOUSTON

/s/ Robert I. Harwood
ROBERT I. HARWOOD

488 Madison Avenue, 8th Floor New York, NY 10022 Telephone: (212) 935-7400 Facsimile: (212) 753-3630

Counsel for Trung Nguyen

DATED: June 12, 2013	WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP GREGORY M. NESPOLE

/s/ Gregory M. Nespole
GREGORY M. NESPOLE

270 Madison Avenue New York, NY 10016 Telephone: (212) 545-4600 Facsimile: (212) 686-0114

Counsel for Astor BK Realty Trust

DATED: June 12, 2013	LEVI & KORSINSKY LLP SHANNON L. HOPKINS

/s/ Shannon L. Hopkins
SHANNON L. HOPKINS

30 Broad Street, 24th Floor New York, NY 10004 212-363-7500

Counsel for Astor BK Realty Trust

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DATED: June 12, 2013	COHEN PLACITELLA & ROTH, P.C. STUART J. GUBER

/s/ Stuart J. Guber
STUART J. GUBER

2001 Market Street, Suite 2900 Philadelphia, PA 19103 Telephone: (215) 567-3500 Facsimile: (215) 567-6019

Counsel for Beaver County Retirement Fund

DATED: June 12, 2013	KESSLER TOPAZ MELTZER & CHECK, LLP ERIC L. ZAGAR ROBIN WINCHESTER J. DANIEL ALBERT

/s/ Robin Winchester
ROBIN WINCHESTER

280 King of Prussia Road Radnor, Pennsylvania 19087 Telephone: (610) 667-7706 Facsimile: (610) 667-7056

Counsel for Thomas Schedler

DATED: June 12, 2013	GIBSON, DUNN & CRUTCHER LLP PAUL J. COLLINS

/s/ Paul J. Collins
PAUL J. COLLINS

1881 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 849-5309 Facsimile: (650) 849-5009

Counsel for Defendants Baer, Wolford, Zollars, Blechschmidt, and Warren

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DATED: June 12, 2013	ORRICK, HERRINGTON & SUTCLIFFE LLP JAMES N. KRAMER

/s/ James N. Kramer
JAMES N. KRAMER

405 Howard Street San Francisco, CA 94105 Telephone: (415) 773-5700 Facsimile: (415) 773-5759

Counsel for Defendants Gilbert and Lea

DATED: June 12, 2013	SIDLEY AUSTIN LLP SARA B. BRODY

/s/ Sara B. Brody
SARA B. BRODY

555 California Street, 20th Floor San Francisco, CA 94104 Telephone: (415) 772-1200 Facsimile: (415) 775-7400

Counsel for Defendant Mendes

DATED: June 12, 2013	PROCOPIO, CORY HARGREAVES & SAVITCH LLP S. TODD NEAL

/s/ S. Todd Neal
S. TODD NEAL

525 B Street, 22nd Floor San Diego, CA 92101 Telephone: (619) 238-1900 Facsimile: (619) 235-0398

Counsel for Defendant Mussell

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DATED: June 12, 2013	FENWICK & WEST LLP DEAN S. KRISTY SUSAN MUCK

/s/ Dean S. Kristy
DEAN S. KRISTY

555 California Street, 12th Floor San Francisco, CA 94104 Telephone: (415) 875-2300 Facsimile: (415) 821-1350

Counsel for Diamond Foods

DATED: June 12, 2013	HOGAN LOVELLS LLP MICHAEL J. SHEPARD

/s/ Michael J. Shepard
MICHAEL J. SHEPARD

Three Embarcadero Center, 15th Floor San Francisco, CA 94111 Telephone: (415) 374-2301 Facsimile: (415) 374-2499

Counsel for Defendant Neil

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